EXHIBIT 3.1
                          FOUNTAINHEAD PROMISSORY NOTE

                                 PROMISSORY NOTE

                                                            As of March 31, 2005

      FOR VALUE RECEIVED, the undersigned, Prima EastWest Management, Inc. ("Maker"), promises to pay to the order of Fountainhead Investments, Inc., a Delaware corporation ("Payee"), at the address set forth herein, or at such other place as Payee may from time to time designate by written notice to Maker, the principal sum designated on Schedule A attached hereto, in accordance with the terms set forth below. Maker further agrees as follows:

      1. Payments; Interest.

            (a) Principal together with accrued and unpaid interest, due under this Promissory Note (the "Note") shall be payable, on July 31, 2006.

            (b) Payee may make advances from time pursuant to the terms of this Note and Maker may repay or prepay (in whole or in part) this Note at any time, and from time to time without being required to pay any penalty or premium for such privilege. Schedule A shall be deemed by the parties to be a running summary of all advances and repayments hereunder. All advances made by Payee and repayments by Maker shall be duly endorsed on Schedule A. At all times, advances by Payee pursuant to the terms of this Note shall be strictly voluntary and Payee shall have no obligation to make any advance or further advance other than those advances specifically detailed on Schedule A.

            (c) This Note shall bear interest at a rate of interest to be mutually agreed upon between Maker and Payee which under any circumstances shall not be greater than three percent (3%) per annum, based on amounts outstanding from time to time, prior to the due date.

      2. Default.

            (a) Event of Default. The occurrence of any of the following events shall constitute an event of default ("Event of Default"):

                  (i) Maker's failure to make any payment when due, provided that Payee has provided Maker with written notice of default and such default remains uncured for a period of three (3) business days after receipt of such notice;

                  (ii) Maker shall be in default of any obligation other than the Note to Payee or any third party.
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                  (iii) Maker shall commence (or take any action for the purpose of commencing) any proceeding under any bankruptcy reorganization, arrangement, readjustment of debt, moratorium or similar law or statute;

                  (iv) A proceeding shall be commenced against Maker under any bankruptcy, reorganization, arrangement, readjustment of debt, moratorium or similar law or statute, and relief is ordered against it, or the proceeding is controverted but is not dismissed within sixty (60) days after the commencement thereof;

                  (v) The dissolution, termination of existence, or insolvency of Maker; or

                  (vi) Any representation or warranty made by the Maker herein or in any certificate or report furnished by the Maker hereunder shall prove to have been incorrect in any material respect;

                  (vii) The Maker shall default in the performance of any agreement, covenant or obligation contained herein.

            (b) Remedies for Default. Upon the occurrence of an Event of Default, Payee shall have the right to declare the entire remaining principal balance of and accrued but unpaid interest on this Note immediately due and payable and to foreclose any liens and security interests securing payment hereof.

      3. Ranking. This Note is a priority obligation of the Maker.

      4. Waivers.

            (a) Maker waives demand, presentment, protest, notice of protest, notice of dishonor, and all other notices or demands of any kind or nature with respect to this Note other than the initial demand for payment.

            (b) Maker agrees that a waiver of rights under this Note shall not be deemed to be made by Payee unless such waiver shall be in writing, duly signed by Payee, and each such waiver, if any, shall apply only with respect to the specific instance involved and shall in no way impair the rights of Payee or the obligations of Maker in any other respect at any other time.

            (c) Maker agrees that in the event Payee demands or accepts partial payment of this Note, such demand or acceptance shall not be deemed to constitute a waiver of any right to demand the entire unpaid balance of this Note at any time in accordance with the terms of this Note.

      5. Collection Costs. If the indebtedness represented hereby is not paid in full when due, Maker will, upon demand, pay to Payee the amount of any and all reasonable costs and expenses, including, without limitation, the reasonable fees and disbursements of its counsel (whether or not suit is instituted) and of any experts and agents, which Payee may incur in connection with the following:
(i) the enforcement of this Note, and (ii) the enforcement of payment of all obligations of Maker by any action or participation in, or in connection with the U. S. Bankruptcy Code, or any successor statute hereto.
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      6.  Assignment of Note.  Maker may not assign or transfer this Note or any of its obligations under this Note in any manner whatsoever (including, without limitation, by the consolidation or merger of Maker, of a corporation, with or into another corporation) without the prior written consent of Payee. The Note may be assigned at any time by Payee. Maker agrees not to assert against assignee of this Note any claim or defense which Maker may have against any assignor of this Note.

      7. Distributions by Maker. Maker may not make any cash distribution of any nature, including but not limited to dividends, early retirement of any other debt or obligation or any payment outside the ordinary course of Maker's business while any portion of this Note shall be outstanding without the expressed written consent of Payee. Notwithstanding the foregoing, nothing in this paragraph shall prohibit the Maker from making distributions to Payee for the sole purpose of funding any tax liability either may incur as a result of this obligation.

      11. Miscellaneous.

            (a) This Note may be altered or modified only by prior written agreement signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

            (b) This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

            (c) The covenants, terms, and conditions contained in this Note apply to and bind the heirs, successors, executors, administrators and assigns of the parties.

            (d) This Note constitutes a final written expression of all the terms of the agreement between the parties regarding the subject matter thereof, is a complete and exclusive statement of those terms, and supersedes all prior and contemporaneous agreements, understandings, and representations between the parties. If any provision or any word, term, clause or other part of any provision of this Note shall be invalid for any reason, the same shall be ineffective, but the remainder of this Note shall not be affected and shall remain in full force and effect.

            (e) All notices, demands, requests, or other communications which may be or are required to be given, served or sent by any party pursuant to this Note shall be in writing and shall be hand delivered (including delivery by courier), sent by facsimile, or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

      If to Maker:       Prima EastWest Model Management, Inc.
                         8618 W. Third Street
                         Los Angeles, CA 90048
                         Telephone: (310) 205-2888
                         Facsimile: (310) 205-6920

      If to Payee:       Fountainhead Investments, Inc
                         180 Varick Street
                         13th Floor
                         New York, NY 10014
                         Telephone: (212) 807-6994
                         Facsimile: (212) 807-8999

or such other address as the addressee may indicate by written notice to the other parties. Each notice, demand, request or communication which shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes at such time as it delivered to the addressee (with the return receipt, the delivery receipt or the affidavit of messenger being deemed conclusive but not exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

      IN WITNESS WHEREOF, Maker has executed this Note effective as of the date first set forth above.

                                       PRIMA EASTWEST MODEL
                                       MANAGEMENT, INC.


                                       By: /s/ Peter C. Zachariou
                                           -------------------------------------
                                           Name:  Peter C. Zachariou
                                           Title: President

                                    SCHEDULE

                              ADVANCES AND PAYMENTS

DATE                          ADVANCE/(PAYMENT)                   AMOUNT
----                          -----------------                   ------

As of March 31, 2005                                            $303,534.00